Notice of GuaraNteed delivery For Tender of Shares of Common Stock of AMERICAN REALTY CAPITAL TRUST, INC. THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, EASTERN TIME, ON MARCH 28, 2012, UNLESS THE OFFER IS EXTENDED OR WITHDRAWN. This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if you want to tender your Shares but: you cannot comply with the procedure for book-entry transfer by the Expiration Date; or your other required documents cannot be delivered to the Depositary by the Expiration Date, in which case, you can still tender your Shares if you comply with the guaranteed delivery procedure described in Section 3 of the Offer to Purchase (as defined below). This Notice of Guaranteed Delivery, properly completed and duly executed, must be delivered to ARC Advisory Services, LLC, the depositary for the Offer (the "Depositary") by regular mail, overnight courier or hand delivery prior to the Expiration Date (as defined in the Offer to Purchase). See Section 3 of the Offer to Purchase dated March 1, 2012 , as amended, and as may be further supplemented or amended from time to time (the Offer to Purchase ). Deliver by Regular Mail, Overnight Courier or Hand Delivery to the Depositary for the Offer: ARC Advisory Services, LLC 405 Park Avenue, 15th Floor New York, New York 10022 Tel: (877) 353-2522 Attn: Tender Offer Operations Manager For this notice to be validly delivered, it must be received by the Depositary at the address listed above before the Expiration Date. Delivery of this notice to an address other than as set forth above will not constitute a valid delivery. Deliveries to American Realty Capital Trust, Inc., Realty Capital Securities, LLC, the dealer manager, Georgeson Inc., the information agent, or Computershare, Inc., the paying agent (the Paying Agent ), will not be forwarded to the Depositary and therefore will not constitute valid delivery. Deliveries to The Depository Trust Company ( DTC ) will not constitute valid delivery to the Depositary. This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Offer to Purchase) under the instructions to the Letter of Transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen: The undersigned hereby tenders to American Realty Capital Trust, Inc., a Maryland corporation that qualifies as a real estate investment trust for U.S. federal income tax purposes (the Company ), the number of the undersigned's shares of common stock of the Company, par value $0.01 per share (the Shares ), at the price or prices per Share indicated below, net to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions set forth in the offer to purchase, dated March 1, 2012 , as amended, and as may be further supplemented or amended from time to time (the Offer to Purchase ), receipt of which hereby is acknowledged, and in the Letter of Transmittal (as each may be supplemented or amended from time to time, collectively, the Offer ), pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase. Number and Price of Shares tendered (See Instruction 6 to the Letter of Transmittal) IMPORTANT: If the number of Shares The undersigned hereby tenders the number(s) of the Shares at the applicable price(s) indicated below. The undersigned number of Shares you tendered exceeds the understands that this action would result in none of the undersigned's Shares being purchased if the purchase price own, there is no valid selected by the Company for the Shares is less than the lowest price selected below. tender of Shares. Note: You may tender all or a portion of your Shares at up to three different prices listed below by checking the box(es) that correspond to the price or prices per Share at which you want to tender your Shares and specifying the number of IMPORTANT: Only whole numbers your Shares that you wish to tender at each applicable price. of Shares may be tendered. Any fractional Shares will be disre- Price(s) at Which Shares are Tendered Number of Whole Shares garded and only Shares rounded Tendered at Applicable Price down to the nearest whole Share will be accepted for tender. . $11.00. $10.75. $10.50 Total Number of Shares Tendered (cannot exceed the total number of Shares you own) odd lots (See Instruction 10 to the Letter of Transmittal) Note: To be completed ONLY if Shares are being tendered by or on behalf of a person owning, beneficially or of record, as of the close of business on the date set forth on the signature page hereto, and who continues to own, beneficially or of record, as of the Expiration Date, an aggregate of fewer than 100 Shares. Check box if the undersigned: .is the beneficial and record owner of an aggregate of fewer than 100 Shares, all of which are being tendered; or is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s) Shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 Shares and is tendering all the Shares beneficially owned by each such person. IMPORTANT: This section is to be completed only if tendered Shares are being delivered by book-entry transfer. IMPORTANT: Signatures(s) must be provided below. Please read the instructions set forth in this Notice of Guaranteed Delivery carefully.

4 IMPORTANT: Must be Sign Here to tender your Shares (See Instruction 7 to the Letter of Transmittal) signed by registered holder(s) exactly as The undersigned stockholder (or authorized person signing on behalf of the registered stockholder), hereby tenders the name(s) appear(s) on the number of Shares specified above pursuant to the terms of the Offer. The undersigned hereby certifies, under penalties stock ledger maintained of perjury, that the information, representations and warranties contained in this Notice of Guaranteed Delivery of which by the Company’s transfer these signature pages are a part and any other forms related to the Offer, and forms, which have been duly completed by agent. the undersigned, are true and correct as of the date hereof. Signature _______________________________________________________ Date (mm/dd/yyyy) _______________ Name (Please print) Capacity (full title) Mailing Address City, State, Zip Daytime Phone # ( ) Social Security Number or Taxpayer Identification Number Signature (if applicable) ____________________________________________ Date (mm/dd/yyyy) _______________ Name (Please print) Capacity (full title) Mailing Address City, State, Zip Daytime Phone # ( ) Social Security Number or Taxpayer Identification Number IF YOUR TENDERED SHARES ARE ACCEPTED AND YOU ARE A U. STOCKHOLDER . (AS DEFINED IN SECTION 14 OF THE OFFER TO PURCHASE), THE RECEIPT OF CASH FOR YOUR TENDERED SHARES WILL BE A TAXABLE TRANSACTION FOR U.S. FEDERAL INCOME TAX PURPOSES AND GENERALLY WILL BE TREATED FOR U.S. FEDERAL INCOME TAX PURPOSES EITHER AS (A) A SALE OR EXCHANGE ELIGIBLE FOR CAPITAL GAIN OR LOSS TREATMENT, OR (B) A DISTRIBUTION TAXABLE AS ORDINARY INCOME TO THE EXTENT IT IS OUT OF THE COMPANY’S CURRENT OR ACCUMULATED EARNINGS AND PROFITS (AND NOT DESIGNATED BY THE COMPANY AS A CAPITAL GAIN DIVIDEND OR QUALIFIED DIVIDEND INCOME) IF YOU ARE A NON-U. STOCKHOLDER . (AS DEFINED IN SECTION 14 OF THE OFFER TO PURCHASE), THE PAYMENT OF CASH FOR YOUR TENDERED SHARES MAY BE SUBJECT TO U.S. FEDERAL INCOME TAX WITHHOLDING. SEE SECTION 14 OF THE OFFER TO PURCHASE. THE COMPANY URGES YOU TO CONSULT YOUR OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO YOU OF THE OFFER. 5 Guarantee (Not to be used for signature guarantee) The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Association Medallion Signature Guarantee Program, or an “eligible guarantor institu-tion,” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby guarantees (a) that the above-named person(s) has a net long position in the Shares being tendered within the meaning of Rule 14e-4 promulgated under the Exchange Act, (b) that such tender of Shares complies with Rule 14e- 4, (c) to deliver to the Depositary, within three business days after the date of receipt by the Depositary of this Notice of Guaranteed Delivery, a properly completed and duly executed Letter of Transmittal and any other required documents, and (d) if required, to deliver to the Paying Agent, within three business days after the date of receipt by the Depositary of this Notice of Guaranteed Delivery, a confirmation of the book-entry transfer of the Shares into the Paying Agent’s ac-count at The Depository Trust Company. This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the Instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal. Name of Eligible Institution Guaranteeing Delivery authorized Signature _____________________________________________ Date (mm/dd/yyyy) _______________ Name (Please print) Title Mailing Address City, State, Zip Daytime Phone # ( )